SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2010

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John P. Dugan will be retiring as Chairman of the Board and a Class I director of PDI, Inc. (“PDI” or the “Company”), effective June 3, 2010, and will not be standing for re-election to the Board of Directors (the “Board”) at the Annual Stockholders Meeting of PDI to be held on that date.  John Pietruski, a Class II director, has announced that he will retire from the Board effective May 1, 2010.

Prior to the effective dates of Messrs. Dugan’s and Pietruski’s retirements, the Board of Directors consists of 10 members and is divided into three classes, with four directors in Class III and three directors in each of Class I and Class II.  This composition is consistent with the Company’s Certificate of Incorporation (the “Charter”), which states that no one class shall have more than one director more than any other class.  Following the effective dates of these retirements, the composition of the Board will not be consistent with the requirements of the Charter because there will be two Class I directors, two Class II directors and four Class III directors.

Directors serve for three-year terms, with one class of directors being elected by the Company’s stockholders at each annual meeting.  At the 2010 Annual Stockholders’ Meeting, three Class I directors will be elected to serve until the expiration of their terms in 2013 and until each director’s successor is elected and qualified.

Mr. Federspiel is currently serving as a Class III director through the date of the 2011 Annual Stockholders Meeting.  He has submitted a letter of resignation as a Class III director which is contingent on his re-election to the Board as a Class I director at the 2010 Annual Stockholders Meeting.  It is intended that Mr. Federspiel will change from Class III to Class I in order to reduce the number of directors in Class III and increase the number of directors in Class I so as to comply with the requirements of the Charter.  If Mr. Federspiel is elected by the stockholders as a Class I member, then the Board will have three directors in Class I, three directors in Class III and two directors in Class II.  He has been nominated, approved and recommended to stand for election to the Board of Directors by the Nominating and Corporate Governance Committee and by the Board of Directors.

Mr. Federspiel’s resignation as a Class III director and simultaneous election as a Class I director on June 3, 2010 will be treated for all purposes as if Mr. Federspiel had served on the Board continuously since his initial election to the Board in 2001, including with respect to the vesting and retention of any equity awards previously granted to Mr. Federspiel as a director.  Mr. Federspiel will not be entitled to receive any compensation, awards or benefits as a “new” director.  If Mr. Federspiel is not elected by the stockholders as a Class I director on June 3, 2010, then his resignation will automatically be revoked, and he will continue as a Class III director to serve out his term.

The Company received notice of Mr. Federspiel’s conditional resignation on April 22, 2010.  The Company received notice of Mr. Dugan’s planned retirement on April 15, 2010 and of Mr. Pietruski’s planned retirement on April 1, 2010.

                     * * * * * * *

                       SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 PDI, INC.

           By: /s/ Jeffrey Smith
                 Jeffrey Smith
          Chief Financial Officer

Date: April 26, 2010